As filed with the Securities and Exchange Commission on August 31, 2023

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

46-2612944

(I.R.S. Employer Identification Number)

4016 Raintree Rd., Ste 300

Chesapeake, VA 23321

Telephone: (800) 490-5020

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

with a copy to:

M. Ali Panjwani

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0820

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2023

PRELIMINARY PROSPECTUS

Greenwave Technology Solutions, Inc.

124,238,707 Shares

COMMON STOCK

This prospectus relates to the resale, from time to time, by the selling stockholders named herein (the “Selling Stockholders”) of up to: (i) an aggregate of 114,795,915 shares of our common stock, par value $0.001 per share (“common stock”), issuable upon the conversion of a new series of senior secured convertible notes in the aggregate original principal amount of $18,000,000 (the “Senior Notes”); (ii) an aggregate of 4,420,460 shares of our common stock issuable upon exercise of certain outstanding warrants issued in connection with the Senior Notes (the “SN Warrants”); and (iii) an aggregate of 5,022,332 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on August 21, 2023 concurrently with a registered direct offering (the “RD Warrants” and together with the SN Warrants, the “Warrants”).

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares of our common stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current applicable exercise price, with respect to all of the 9,442,792 shares of common stock, would result in gross proceeds to us of approximately $5,166,983.

We will pay the expenses of registering the shares of common stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. The Selling Stockholders may sell our shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for our common stock or in negotiated transactions.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “GWAV.” On August 30, 2023, the last reported sale price of our common stock was $0.93 per share.

Our principal executive office is located at 4016 Raintree Rd., Ste 300, Chesapeake, VA 23321, and our telephone number is (800) 490-5020.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 31, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders named herein (the “Selling Stockholders”) have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus applicable to that jurisdiction.

If required, each time the Selling Stockholders offer shares of our common stock, par value $0.001 per share (“common stock”), we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholders to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Information Incorporated by Reference” before buying any of the securities offered.

As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” “the Company,” “Greenwave,” “Registrant” refer to Greenwave Technology Solutions, Inc. and its subsidiaries. Additionally, any reference to (i) “Empire” refers to the Company’s wholly owned subsidiary, “Empire Services, Inc.” and the assets used in its operation. Also, any reference to “common share” or “common stock,” refers to our $0.001 par value common stock.

Unless otherwise stated, the information which appears on our web site www.GWAV.com is not part of this report and is specifically not incorporated by reference. Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to continue as a going concern;

●	our reliance on third party vendors;

●	our dependence on our executive officers;

●	our financial performance guidance;

●	material weaknesses in our internal control over financial reporting;

●	regulatory developments in the United States and foreign countries;

●	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;

●	our estimates regarding expenses, future revenue and cash flow, capital requirements and needs for additional financing;

●	our financial performance;

●	the ability to recognize the anticipated benefits of our business combination and/or divestitures; and

●	the effect of COVID-19 on the foregoing.

The forward-looking statements contained or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” and elsewhere in this prospectus, our most recent Annual Report on Form 10-K, as well as any subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus entitled “Risk Factors” for more information about important risks that you should consider before investing in our common stock.

Our Business

We were formed on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. In October 2021, we changed our corporate name from “MassRoots, Inc.” to “Greenwave Technology Solutions, Inc.” On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities and 1 metal processing facility in Virginia, North Carolina, and Ohio. The acquisition was deemed effective October 1, 2021 on the effective date of the Certificate of Merger in Virginia.

In December 2022, we began offering hauling services to corporate clients. We haul sand, dirt, asphalt, metal, and other materials in a fleet of approximately 50 trucks which we own, manage, and maintain.

Upon the acquisition of Empire, we transitioned into the scrap metal industry which involves collecting, classifying and processing appliances, construction material, end-of-life vehicles, boats, and industrial machinery. We process these items by crushing, shearing, shredding, separating, and sorting, into smaller pieces and categorize these recycled ferrous, nonferrous, and mixed metal pieces based on density and metal prior to sale. In cases of scrap cars, we remove the catalytic converters, aluminum wheels, and batteries for separate processing and sale prior to shredding the vehicle. We have designed our systems to maximize the value of metals produced from this process.

We operate an automotive shredder at our Kelford, North Carolina location and a second automotive shredder at our Carrollton, Virginia is expected to come online in the third quarter of 2023. Our shredders are designed to produce a denser product and, in concert with advanced separation equipment, more refined recycled ferrous metals, which are more valuable as they require less processing to produce recycled steel products. In totality, this process reduces large metal objects like auto bodies into baseball-sized pieces of shredded recycled metal.

The shredded pieces are then placed on a conveyor belt under magnetized drums to separate the ferrous metal from the mixed nonferrous metal and residue, producing consistent and high-quality ferrous scrap metal. The nonferrous metals and other materials then go through a number of additional mechanical systems which separate the nonferrous metal from any residue. The remaining nonferrous metal is further processed to sort the metal by type, grade, and quality prior to being sold as products, such as zorba (mainly aluminum), zurik (mainly stainless steel), and shredded insulated wire (mainly copper and aluminum).

In July 2023, Greenwave commenced operation of a downstream processing system at its Kelford, NC location, enabling the Company to recover millimeter-minus pieces of metal from the Company’s automotive shred residue or, “fluff,” as it is known in the industry. Greenwave is on track to generate additional high-margin revenues of several hundred thousand dollars of revenue per month from the sale of metals recovered by the downstream system. As Greenwave continues to optimize the operation of its downstream processing system, and brings a copper extraction component online, the Company could be able to increase its recovery yields.

One of our main corporate priorities is to open a facility with rail or deep-water port access to enable us to efficiently transport our products to domestic steel mills and overseas foundries. Because this would greatly expand the number of potential buyers of our processed scrap products, we believe opening a facility with port or rail access could result in an increase in both the revenue and profitability of our existing operations.

Empire is headquartered in Chesapeake, Virginia and has 146 full-time employees as of August 31, 2023.

1

Products and Services

Our main product is selling ferrous metal, which is used in the recycling and production of finished steel. It is categorized into heavy melting steel, plate and structural, and shredded scrap, with various grades of each of those categorized based on the content, size and consistency of the metal. All of these attributes affect the metal’s value.

We also process nonferrous metals such as aluminum, copper, stainless steel, nickel, brass, titanium, lead, alloys and mixed metal products. Additionally, we sell the catalytic converters recovered from end-of-life vehicles to processors which extract the nonferrous precious metals such as platinum, palladium and rhodium.

We provide metal recycling services to a wide range of suppliers, including large corporations, industrial manufacturers, retail customers, and government organizations.

We also provide hauling services to corporate clients, hauling sand, asphalt, metal and other materials to job sites.

Pricing and Customers

Prices for our ferrous and nonferrous products are based on prevailing market rates and are subject to market cycles, worldwide steel demand, government regulations and policy, and supply of products that can be processed into recycled steel. Our main buyers adjust the prices they pay for scrap metal products based on market rates usually on a monthly or bi-weekly basis. We are usually paid for the scrap metal we deliver to customers within 14 days of delivery.

Based on any price changes from our customers or our other buyers, we in turn adjust the price for unprocessed scrap we pay suppliers in order to manage the impact on our operating income and cashflows.

The spread we are able to realize between the sales prices and the cost of purchasing scrap metal is determined by a number of factors, including transportation and processing costs. Historically, we have experienced sustained periods of stable or rising metal selling prices, which allow us to manage or increase our operating income. When selling prices decline, we adjust the prices we pay customers to minimize the impact to our operating income.

Prices for hauling services are primarily based on the current demand and range from $85 to $120 per hour.

Sources of Unprocessed Metal

Our main sources of unprocessed metal we purchase are end-of-life vehicles, old equipment, appliances and other consumer goods, and scrap metal from construction or manufacturing operations. We acquire this unprocessed metal from a wide base of suppliers including large corporations, industrial manufacturers, retail customers, and government organizations who unload their metal at our facilities or we pick it up and transport it from the supplier’s location. Currently, our operations and main suppliers are located in the Hampton Roads and northeastern North Carolina markets. In the second quarter of 2023, we expanded our operations by opening a metal recycling facility in Cleveland, Ohio.

Our supply of scrap metal is influenced by the overall health of economic activity in the United States, changes in prices for recycled metal, and, to a lesser extent, seasonal factors such as severe weather conditions, which may prohibit or inhibit scrap metal collection.

Technology

In May 2021, we launched our new website. For the first time, Empire’s customers can see the current prices for each type of scrap metal. Our website is also integrated with Google’s Business Profiles, listing many of Empire’s locations on Google for the first time. In late May 2021, the Empire launched a junk car buying platform, where people looking to sell their scrap cars can get a quote within minutes, and integrated Google Ads, enabling Empire to micro-target their advertising based on location, age, income, and other factors.

Additionally, during 2021, the Company moved the operations of each of their yards to WeighPay, a cloud-based Enterprise Resource Planning “ERP” system, which enables management to track sales, inventory, and operations at each facility in real time, while also establishing stronger internal controls and systems. Additionally, in 2021, the Company moved Empire’s accounting systems over to a cloud-based QuickBooks to facilitate collaboration and further growth.

The technology systems and improvements Empire implemented have resulted in a significant increase in new customers, hundreds of quotes and dozens of purchases of junk cars, and we believe a material increase in Empire’s revenues as a result of these improvements. These systems have also streamlined Empire’s accounting and internal operations to enable any future acquisitions to be closed quickly and efficiently. Lastly, through the data-driven decision processes that have been introduced, Empire’s strategy on future locations and pricing is being informed by accurate and relevant data.

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Now that strong foundational systems are in place, management has begun to repurpose Greenwave’s technology platform that it developed from 2013 to 2020 into a marketing and CRM platform for scrap metal yards. This system will enable each facility to:

●	Send text and email updates and special deals to their customers;

●	Implement a points-based rewards system;

●	Enable consumers to view scrap metal yards in their local area along with prices;

●	Receive quotes for junk cars in real-time;

●	Leave and respond to reviews of scrap yards; and

●	View analytics and conversion data.

Over the past ten years, Greenwave has invested approximately $10 million developing these technologies which we believe we can re-purpose for a fraction of the cost of development, give our metal recycling facilities and those who pay to use our platform a significant competitive advantage, and grow our revenues and profits as a result.

There are few companies developing technology solutions for the scrap metal industry and we believe that by focusing our experience and assets on this highly-profitable but often overlooked industry, we can create significant value for our shareholders.

Competition

We compete with several large, well-financed recyclers of scrap metal, steel mills which own their own scrap metal processing operations, and with smaller metal recycling companies. Demand for metal products are sensitive to global economic conditions, the relative value of the U.S. dollar, and availability of material alternatives, including recycled metal substitutes. Prices for recycled metal are also influenced by tariffs, quotas, and other import restrictions, and by licensing and government requirements.

We aim to create a competitive advantage through our ability to process significant volumes of metal products, our use of processing and separation equipment, the number and location of our facilities, and the operating synergies we have been able to develop based on our experience.

We also compete with regional hauling companies.

Employees and Human Capital Resources

Greenwave has 146 full-time employees as of August 31, 2023.

We view our diverse employee population and our culture as key to our success. Our company culture prioritizes learning, supports growth and empowers us to reach new heights. We recruit employees with the skills and training relevant to succeed and thrive in their functional responsibilities. We assess the likelihood that a particular candidate will contribute to the Company’s overall goals, and beyond their specifically assigned tasks. Depending on the position, our recruitment reach can be local as well as national. We provide competitive compensation and best in class benefits that are tailored specifically to the needs and requests of our employees. During 2021 and 2022, we worked to manage through the effects of the COVID-19 pandemic and entered 2023 stronger than ever. As appropriate, others were provided the option of working remotely or at our facilities with appropriate safeguards. We uphold our commitment to shareholders by working hard and being thoughtful and deliberate in how we use resources.

Corporate Information

Our principal executive office is located at 4016 Raintree Rd., Ste 300, Chesapeake, VA 23321, and our telephone number is (800) 490-5020. Our Internet website address is www.GWAV.com. We were incorporated in the State of Delaware on April 26, 2013.

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The Offering

Securities offered by the Selling Stockholders:	124,238,707 shares of common stock, which includes up to: (i) an aggregate of 114,795,915 shares of our common stock issuable upon the conversion of a new series of senior secured convertible notes in the aggregate original principal amount of $18,000,000 (the “Senior Notes”); (ii) an aggregate of 4,420,460 shares of our common stock issuable upon exercise of certain outstanding warrants issued in connection with the Senior Notes (the “SN Warrants”); and (iii) an aggregate of 5,022,332 shares of our common stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on August 21, 2023 concurrently with a registered direct offering (the “RD Warrants” and together with the SN Warrants, the “Warrants”).

Common stock outstanding prior to the offering:	14,901,408 shares

Common stock to be outstanding after the offering assuming conversion of all of the Senior Notes and exercise of all Warrants:	139,140,115 shares

Use of Proceeds:	We will not receive any proceeds from the sale by the Selling Stockholders of the shares of common stock being offered by this prospectus. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $5,166,983. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 5 before deciding to invest in our securities.

Trading Symbol:	Our common stock is currently quoted on The Nasdaq Capital Market under the trading symbol “GWAV”.

(1)	The shares of common stock outstanding and the shares of common stock to be outstanding after this offering is based on 14,901,408 shares outstanding as of August 28, 2023 and excludes:

●	92,166 shares of common stock issuable upon the exercise of options of which 92,166 have vested at a weighted average exercise price of $148.11 per share as of August 28, 2023; and

●	9,756,876 shares of common stock issuable upon the exercise of outstanding warrants (excluding the Warrants) of which 9,756,876 are exercisable at a weighted average exercise price of $5.61 per share as of August 28, 2023.

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RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2023 and the six-month period ended June 30, 2023, which are incorporated by reference in this prospectus, the information and documents incorporated by reference herein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks described in the document referenced above are not the only risks that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

5

PRIVATE PLACEMENT

On July 31, 2023, we entered into a Purchase Agreement (the “SN Purchase Agreement”) with certain of the Selling Stockholders. Pursuant to the Purchase Agreement, the Company sold, and such Selling Stockholders purchased, approximately $18,000,000, which consisted of approximately $13,468,750 in cash, $1,031,250 of existing debt of the Company which was exchanged for the Senior Notes, $500,000 in commission, a $3,000,000 original issuance discount, and the SN Warrants issued in this offering (collectively, the “SN Purchase Price”). The transaction closed on August 1, 2023.

The Senior Notes were issued with an original issue discount of 16.67%, do not bear interest, unless in the event of an event of default, in which case the Senior Notes bear interest at the rate of 18% per annum until such default has been cured, and mature after 24 months, on July 31, 2025. The Company will pay to such Selling Stockholders an aggregate of $1,000,000 per month beginning on the last business day of the sixth (6th) full calendar month following the issuance thereof. The Senior Notes are convertible into shares of the Company’s common stock, at a conversion price per share of $1.02 (as adjusted following the Offering), subject to further adjustment under certain circumstances described in the Senior Notes. To secure its obligations thereunder and under the SN Purchase Agreement, the Company has granted a security interest over substantially all of its assets to the collateral agent for the benefit of such Selling Stockholders, pursuant to a security agreement and a related trademark security agreement. The Company has the option to redeem the Senior Notes at a 10% redemption premium. The maturity date of the Senior Notes also may be extended by the holders under circumstances specified therein. Danny Meeks, the Company’s Chief Executive Officer, and the Company’s subsidiaries each guaranteed the Company’s obligations under the Senior Notes.

The SN Warrants are exercisable for five (5) years to purchase an aggregate of 4,420,460 shares of common stock at an exercise price of $0.01, subject to further adjustment under certain circumstances described in the SN Warrants.

In addition, each of the directors and officers of the Company entered into lock-up agreements, which prohibit sales of the common stock until the earlier of thirty (30) days following (i) the effective date of the registration statement registering the resale by such Selling Stockholders of the shares issuable upon conversion of the Senior Notes and exercise of the SN Warrants described further below and (ii) the date the shares issuable upon conversion of the Senior Notes and exercise of the SN Warrants are eligible to be sold, assigned or transferred under Rule 144, subject to certain exceptions.

Certain of the Selling Stockholders agreed to exchange original issue discount promissory notes issued by the Company to such Selling Stockholders on July 2, 2023 in an aggregate principal amount of $1,031,250 for Senior Notes in an aggregate principal amount of $1,237,500 and SN Warrants to purchase an aggregate of 303,904 shares of common stock.

The issuance of the Senior Notes and SN Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company has agreed to file a registration statement registering the resale by such Selling Stockholders of the maximum number of shares issuable upon conversion of the Senior Notes and exercise of the SN Warrants.

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REGISTERED DIRECT OFFERING

On August 21, 2023, we entered into a securities purchase agreement (the “RD Purchase Agreement”) with certain of the Selling Stockholders, pursuant to which, the Company sold, and such Selling Stockholders purchased, an aggregate of 2,511,166 shares of common stock, in a registered direct offering, and accompanying RD Warrants to purchase up to 5,022,332 shares of common stock in a concurrent private placement, for gross proceeds of $3,189,181, before deducting the placement agent’s fees and other estimated offering expenses (the “Offering”). The purchase price for each share and the accompanying RD Warrants was $1.27. The transaction closed on August 24, 2023.

The RD Warrants are exercisable immediately upon the date of issuance and have an exercise price of $1.02 per share. The RD Warrants will expire five and one-half (5.5) years from the date of issuance. Each RD Warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions, and following the approval of the Company’s stockholders, anti-dilution provisions relating to future issuances or deemed issuances of the Company’s common stock at a price per share below the then-current exercise price of the RD Warrants. The RD Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the RD Warrants.

The issuance of the RD Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company has agreed to file a registration statement registering the resale by such Selling Stockholders of the maximum number of shares issuable upon exercise of the RD Warrants.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price, with respect to all Warrants, would result in gross proceeds to us of approximately $5,166,983. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether the Warrants will be exercised, and it is possible that some or all of the Warrants may expire unexercised. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares of common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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DESCRIPTION OF SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to our certificate of incorporation and bylaws and the provisions of applicable law. Copies of our amended and restated certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Authorized Capitalization

General

The total amount of our authorized share capital consists of 1,200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock Rights

Voting rights. Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Second Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Dividend rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights upon liquidation. In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other rights. No holder of shares of common stock is entitled to preemptive or subscription rights contained in our certificate of incorporation or bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock with preferential rights that we may issue in the future.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of Incorporation and Bylaws

Provisions of our Second Amended and Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Second Amended and Restated Certificate of Incorporation and Bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate

●	provide that the authorized number of directors may be changed only by resolution adopted by the board of directors;

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●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by the board of directors or by holders of more than ten percent (10%) of all shares entitled to vote at the meeting;

●	provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any claims, including derivative actions, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law, of the DGCL, confers jurisdiction upon the Court of Chancery of the State of Delaware; and

●	provide the ability to our board of directors to authorize and designated undesignated preferred stock and issue such preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

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Limitations on Liability and Indemnification of Officers and Directors

Our Second Amended and Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our Second Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that actions, including derivative actions brought in our name, by stockholders (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity and (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided, however, that the foregoing provisions will not apply to any claims arising under the Exchange Act or the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and outstanding Series Z Preferred Stock is Equity Stock Transfer, Inc. The transfer agent and registrar’s address is 237 W 37th St #602, New York, NY 10018, phone number (212) 575-5757. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “GWAV”.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion of the Senior Notes, exercise of the SN Warrants, and exercise of the RD Warrants. For additional information regarding the issuance of the Senior Notes and the SN Warrants, see “Private Placement” above. For additional information regarding the issuance of the RD Warrants, see “Registered Direct Offering” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares of common stock for resale from time to time. Except for the ownership of the Senior Notes and the SN Warrants issued pursuant to the SN Purchase Agreement, and the ownership of the shares of common stock and RD Warrants issued pursuant to the RD Purchase Agreement, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of common stock, Senior Notes, and Warrants, as of August 28, 2023, assuming conversion of the Senior Notes and exercise of the Warrants held by each such Selling Stockholder on that date without taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on (i) conversion of the Senior Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Senior Notes and the SN Warrants, this prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issued or issuable pursuant to the Senior Notes, including payment of interest on the Senior Notes through July 31, 2025, and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the SN Warrants, in each case, determined as if the outstanding Senior Notes (including interest on the Senior Notes through July 31, 2025) and SN Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the $0.196 floor price of the Senior Notes or the exercise price of the SN Warrants then in effect (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and alternate conversion price of the Senior Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

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Under the terms of the Senior Notes, the SN Warrants, and the RD Warrants, a Selling Stockholder may not convert the Senior Notes or exercise the SN Warrants or the RD Warrants to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second and fourth columns do not reflect these limitations, but the percentages set forth in the fifth column do give effect to such limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock of Owned After Offering(2)	Percentage of Shares of Common Stock of Owned After Offering(36)
32 Entertainment, LLC(3)	772,034	1,986,939	448,360	2.65%
3i, LP(4)	1,702,268	7,947,758	407,571	1.78%
Andy Arno(5)	40,459	248,367	-	*
Anson East Master Fund LP(6)	2,044,697	8,447,758	250,000	1.07%
Anson Investments Master Fund LP(7)	8,722,217	33,791,034	1,543,428	3.17%
Brio Capital Master Fund, Ltd.(8)	2,464,908	8,262,720	855,249	3.69%
David Jenkins(9)	88,048	397,388	23,313	*
Dawson James Securities, LLC(10)	443,224	794,776	313,754	2.00%
Empery Debt Opportunity Fund, LP(11)	1,776,586	7,152,985	611,356	2.77%
Empery Master Onshore(12)	102,281	627,873	-	*
Empery Tax Efficient, LP(13)	291,621	166,903	264,432	1.75%
Gregory Castaldo(14)	1,599,415	2,260,797	1,001,883	5.84%
HB Fund LLC(15)	960,225	4,247,848	38,908	* %
Intracoastal Capital, LLC(16)	91,907	397,388	27,172	*
Iroquois Master Fund Ltd. (17)	299,414	20,000	279,414	1.87%
Jaime Taicher(18)	160,337	238,694	87,970	*
JAK Opportunities IV LLC(19)	647,349	3,973,880	-	*
James Satloff(20)	48,551	298,041	-	*
James Satloff trustee Dustin Nathaniel Satloff Trust u/a 6/1/1993(21)	48,551	298,041	-	*
James Satloff trustee Emily U Satloff Family Trust u/a 3/25/1993(22)	97,102	596,082	-	*
James Satloff trustee Theodore Jean Satloff Trust u/a 8/7/1996(23)	48,551	298,041	-	*
Jonathan Schechter(24)	853,862	1,192,164	659,657	4.10%
Joseph Reda(25)	2,187,817	2,786,939	1,064,143	6.02%
L1 Capital Global Opportunities Master Fund(26)	1,054,920	3,973,880	407,571	2.16%
Leonard Warner(27)	240,797	1,311,380	27,172	*
Matthew Arno(28)	40,459	248,367	-	*
Rampart Capital Group, LLC(29)	889,932	3,795,055	271,714	1.45%
Richard Molinsky(30)	210,228	834,776	40,758	*
Sabby Volatility Warrant Master Fund, Ltd. (31)	2,616,834	8,454,754	815,141	3.49%
Seafield Brothers Holdings, LLC(32)	78,321	397,388	13,586	*
Sixth Borough Capital Fund, LP(33)	652,786	2,199,487	116,564	*
Timothy Tyler Berry(34)	138,374	238,694	66,007	*
Walleye Capital, LLC(35)	2,299,704	14,117,204	-	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock

(1)	This column represents the amount of shares that will be held by the Selling Stockholders after completion of this offering based on the assumptions that (a) all securities registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common stock are acquired or sold by the Selling Stockholders prior to completion of this offering. However, the Selling Stockholders are not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.

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(2)	For the purposes of the calculations of common stock to be sold pursuant to the prospectus we are assuming (i) conversion of 100% of the Senior Notes held by the Selling Stockholders at the current conversion price, $1.02, and (ii) the exercise of 100% of all of the Warrants held by the Selling Stockholders, without regard to any limitations set forth therein.

(3)	Robert Wolf, the Founder of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 9 Westerleigh Road, Purchase, NY 10577.

(4)	The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC. The address of this Selling Stockholder is 140 Broadway - 38th Floor, New York, NY 10005.

(5)	The address of this Selling Stockholder is 240 Riverside Boulevard PH2B, New York, NY 10069.

(6)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the manager of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the manager of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8)	Shaye Hirsch, the Director of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.

(9)	The address of this Selling Stockholder is 9611 North US Hwy 1 Box 390, Sebastian, FL 32958.

(10)	Robert D. Keyser, Jr., the CEO of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 101 N Federal Hwy, Suite 600, Boca Raton, FL, 33432.

(11)	Empery Asset Management LP, the authorized agent of Empery Debt Opportunity Fund, LP (“EDOF”), has discretionary authority to vote and dispose of the shares held by EDOF and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EDOF. EDOF, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is c/o Empery Asset Management LP 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(12)

Empery Asset Management LP, the authorized agent of Empery Master Onshore, LLC (“EMO”), has discretionary authority to vote and dispose of the shares held by EMO and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EMO. EMO, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(13)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is c/o Empery Asset Management LP 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(14)	The address of this Selling Stockholder is 3776 Steven James Drive, Garnet Valley, PA 19060.

(15)

Hudson Bay Capital Management LP, the investment manager of HB Fund LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Fund LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of this Selling Stockholder is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(16)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of this Selling Stockholder is 245 Palm Trail, Delray Beach, FL 33483.

(17)

Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC , Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The address of this Selling Stockholder is 125 Park Ave., 25th Fl., New York, NY 10017.

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(18)	The address of this Selling Stockholder is 475 2nd Street N, Unit 204, Saint Petersburg, FL 33701.

(19)

The Selling Stockholder is affiliated with ATW Partners Opportunities Management, LLC (the “Adviser”), which holds voting and dispositive power over such shares. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser and as managing members and general partners of the Selling Stockholder and, as such, may be deemed to have beneficial ownership over the shares. The principal business address of the Adviser is 17 State Street, Suite 2130, New York, New York 10004.

(20)	The address of this Selling Stockholder is 10 Gracie Square Apt 9E, New York, NY 10028.

(21)	The address of this Selling Stockholder is 10 Gracie Square Apt 9E, New York, NY 10028.

(22)	The address of this Selling Stockholder is 10 Gracie Square Apt 9E, New York, NY 10028.

(23)	The address of this Selling Stockholder is 10 Gracie Square Apt 9E, New York, NY 10028.

(24)	The address of this Selling Stockholder is 135 Sycamore Drive, Roslyn, NY 11576.

(25)	The address of this Selling Stockholder is 1324 Manor Circle, Pelham, NY 10803.

(26)	David Feldman, the Portfolio Manager of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(27)	The address of this Selling Stockholder is 220 Victory Drive, Massapequa Park, NY 11762.

(28)	The address of this Selling Stockholer is 240 Riverside Boulevard PH2B, New York, NY 10069.

(29)	Peter Abskharon, the Partner of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 6111 W 74th Street, Westchester, CA 90045.

(30)	The address of this Selling Stockholder is 329 Chestnut Hill Road, Unit 2, Norwalk, CT 06883.

(31)	Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein.The address of this Selling Stockholder is c/o Sabby Mgt. LLC, 10 Mountainview Rd., Suite 205, Upper Saddle River, NJ 07458.

(32)	Robert Haag, the Managing Member of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 720 N.4th Street, Montpelier, ID 83254.

(33)	Robert D. Keyser, Jr., the CEO of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 1515 N. Federal Highway Suite 300, Boca Raton, FL 33431.

(34)	The address of this Selling Stockholder is 4 Millers Way, Old Lyme, CT 06371.

(35)	William England, the CEO of this Selling Stockholder, holds voting and dispositive power over the shares of common stock held by this Selling Stockholder. The address of this Selling Stockholder is 2800 Niagara Lane North Plymouth, MN 55447.

(36)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on August 29, 2023. On August 29, 2023, there were 14,901,408 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and conversion of Senior Notes owned by that person which are exercisable or convertible within 60 days of August 29, 2023. Warrants and Senior Notes held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership amount our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Senior Notes and exercise of the Warrants to permit the resale of these shares of common stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the Selling Stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Senior Notes, Warrants, or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $52,794.89 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York. Additional legal matters may be passed upon for us, the Selling Stockholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

Our consolidated balance sheets as of December 31, 2022 and 2021 and the related consolidated statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2022 and 2021 incorporated by reference in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus nor in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Greenwave. The address of the SEC website is www.sec.gov. We maintain a website at www.GWAV.com. Information contained in or accessible through our website does not constitute a part of this prospectus. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023 as amended on Form 10-K/A on April 13, 2023;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the Securities and Exchange Commission on May 15, 2023;

●	our Quarterly Report on Form 10-Q for the six months ended June 30, 2023, filed with the Securities and Exchange Commission on August 14, 2023;

●	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 3, 2023, May 22, 2023, July 18, 2023, August 3, 2023, August 10, 2023, and August 22, 2023 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

●	the description of our common stock contained in the registration statement on Form 8-A, dated July 21, 2022, File No. 001-41452, and any other amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Greenwave Technology Solutions, Inc.

4016 Raintree Rd., Ste 300

Chesapeake, VA 23321

(800) 490-5020

Attention: Chief Financial Officer

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GREENWAVE TECHNOLOGY SOLUTIONS, INC.

124,238,707 Shares

COMMON STOCK

PROSPECTUS

__________, 2023

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The aggregate estimated (other than the registration fee) expenses payable by the Company in connection with a distribution of securities registered hereby are as follows:

Securities and Exchange Commission Registration Fee	$11,794.89
Legal Fees and Expenses	$15,000.00
Accountants’ Fees and Expenses	$25,000.00
Miscellaneous	$1,000.00
Total	$52,794.89

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s bylaws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

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Item 16. Exhibits.

Exhibit Number	Description
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 3, 2023)
4.2	Form of Senior Note (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on August 3, 2023)
4.3	Form of Warrant issued to Purchasers (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 22, 2023).
5.1	Opinion of Pryor Cashman LLP*
23.1	Consent of Independent Registered Public Accounting Firm, RBSM LLP*
23.2	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)*
107	Filing Fee Table*

*	Filed herewith.

Item 17. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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5. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. The undersigned registrant hereby undertakes that:

i. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chesapeake, Virginia on August 31, 2023.

Greenwave Technology Solutions, Inc.

By:	/s/ Danny Meeks
Danny Meeks
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Greenwave Technology Solutions, Inc., hereby severally constitute and appoint Danny Meeks as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Danny Meeks	Chief Executive Officer, Director, Chairman	August 31, 2023
Danny Meeks	(principal executive officer)

/s/ Isaac Dietrich	Chief Financial Officer	August 31, 2023
Isaac Dietrich	(principal financial and accounting officer)

/s/ Henry Sicignano III	Director	August 31, 2023
Henry Sicignano III

/s/ Cheryl Lanthorn	Director	August 31, 2023
Cheryl Lanthorn

/s/ John Wood	Director	August 31, 2023
John Wood

/s/ Jason Adelman	Director	August 31, 2023
Jason Adelman

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